Exhibit 10.44
AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made effective as of the 13th day of January, 2009, by and between CENTRA BANK, INC., a West Virginia corporation (“Employer”) and DOUGLAS J. LEECH, JR. (“Employee”), joined in by CENTRA FINANCIAL HOLDINGS, INC., a West Virginia corporation (“Centra Financial”).
RECITALS:
     A. The parties wish to amend the Employment Agreement among Employee, Employer and Centra Financial dated as of January 17, 2008, as amended on March 17, 2008 (“Employment Agreement”) to provide for clarification and to change the time when Employee may voluntarily resign with the benefits provided for in the Employment Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
          1. Subsection 4(e) of the Employment Agreement is amended to read, in its entirety, as follows:
               e. Voluntary Termination. Notwithstanding any other provision of this Agreement to the contrary (except for the provisions of Section 4(d), which provide for higher compensation), in the event that Employee voluntarily terminates employment with Employer at any time after January 15, 2009, Employee will be entitled to receive annually 60% of Employee’s compensation, together with all benefits and perquisites paid or to be paid hereunder, calculated in accordance with Subsection 4(a), including gross up for taxes, for benefits for five years from the date on which Employee voluntarily terminates employment with Employer in accordance with this Subsection 4(e), provided, however, that notwithstanding anything else in this agreement to the contrary, Employee and his then spouse shall be provided with country club dues for one club comparable to those to which Employee belongs as of the date of termination, premiums for term life insurance at levels provided to Employer’s employees generally, and family health and dental insurance at no cost for life, at levels provided to Employer’s employees, generally and which coverage, with respect to Employee and Employee’s spouse, may be attained with Medicare supplemental insurance if Employee and/or Employee’s spouse are eligible for Medicare, as long as the total coverage is at levels provided to Employer’s employees, generally. The coverage provided for herein may require purchase of a separate policy or policies and shall be at no cost to Employee and Employee’s spouse and shall be grossed up for taxes. Employer will transfer the automobile then provided to Employee at no cost, grossed up for taxes. Such Termination Compensation shall be payable at the times such amounts would have been paid in accordance with Section 3; provided, however, that except as provided above with respect to health, dental and life insurance, the benefits set forth in Subsections 3(f) and 3(g) of this Agreement shall be limited in amount to the lesser of: (i) the total provided to Employee thereunder during the calendar year prior to termination, adjusted for inflation using the CPI, or (ii) 30% of Employee’s Minimum Base Salary provided for in Subsection 3(a) hereof, adjusted for inflation using the CPI. If, while Employee is receiving payments under this Section, Employee works on a full-time basis at a financial institution in a position comparable to Employee’s position with Employer as of the date of termination, then Employer may reduce the payments to Employee hereunder to the extent that Employee receives compensation from his then employer.
          2. No Other Amendments. Except as amended hereby, the Agreements shall remain in full force and effect until amended by the parties.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

CENTRA BANK, INC.

By Its Compensation Committee

By	/s/ James W. Dailey II

James W. Dailey II

By	/s/ Mark R. Nesselroad

Mark R. Nessselroad

By	/s/ Thomas P. Rogers

Thomas P. Rogers

By	/s/ Bernard. G. Westfall

Bernard G. Westfall

EMPLOYEE

Douglas J. Leech, Jr.

Douglas J. Leech, Jr.

CENTRA FINANCIAL HOLDINGS, INC.

By Its Compensation Committee

By	/s/ James W. Dailey II

James W. Dailey II

By	/s/ Mark R. Nesselroad

Mark R. Nessselroad

By	/s/ Thomas P. Rogers

Thomas P. Rogers

By	/s/ Bernard G. Westfall

Bernard G. Westfall

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